                                                                   EXHIBIT 99(e)

[ ] The Ohio National Life Insurance Company         P.O. Box 237
[ ] Ohio National Life Assurance Corporation         Cincinnati, Ohio 45201-0237

Please print all answers.                            LIFE INSURANCE APPLICATION

1. PROPOSED INSURED INFORMATION

a. First Name            Middle Name (no initials, please)                              Last Name

_________________________________________________________________________________________________________________

b. Home Address                                                                         How long at this address?

___________________________________________________________________________________     _________________________

   City                  County                       State                             Zip

_________________________________________________________________________________________________________________

c. Mailing Address (if different than home)           City                              State               Zip

_________________________________________________________________________________________________________________

d. Birth Date                e. Issue Age (nearest birthday)                        f. State or Country of Birth

__________________________   ____________________________________________________   _____________________________

g. Social Security Number                               h. Drivers License Number and State

____________________________________________________    _________________________________________________________

i. Are you a U.S. citizen or permanent U.S. resident?   j. [ ] Male [ ] Female
   [ ] Yes [ ] NO If No, what Country?

____________________________________________________

2. EMPLOYMENT INFORMATION

a. Occupation/Position                                  b. Type of Business

__________________________________________________    ___________________________________________________________

c. Present Employer

_________________________________________________________________________________________________________________

   Address                                            City                          County      State       Zip

_________________________________________________________________________________________________________________

3. OWNER INFORMATION (COMPLETE ONLY IF POLICY IS TO BE OWNED BY OTHER THAN THE PROPOSED INSURED.

Unless otherwise indicated, if two or more persons are designated in any one category, their interests shall be joint and survivor.

a. Name                                                                            Relationship to Insured

_______________________________________________________________________________    ______________________________

   Address                   City                       State                      Zip

_________________________________________________________________________________________________________________

If owner is a trust, list full name, date of trust and trustees name.

______________________________________________________________________________

______________________________________________________________________________

NOTE: If above Owner dies before the Insured, ownership passes to the deceased Owners estate.

Fill out the Contingent Owner designation is such result is not desired.

b. Contingent Owner Name                                                           Relationship to Insured

_______________________________________________________________________________    ______________________________

4. BENEFICIARY INFORMATION

Unless otherwise indicated, Children shall mean the lawful children of the Insured by birth or adoption.

a. Primary Beneficiary(ies)                                                        Relationship to Insured

______________________________________________________________________________     ______________________________

b. Contingent Beneficiary(ies)                                                     Relationship to Insured

______________________________________________________________________________     ______________________________

If beneficiary is a trust, list full name and date of trust and trustees name.

_________________________________________________________________________________________________________________

5. PREMIUM INFORMATION/TEMPORARY INSURANCE COVERAGE

a. Has any person proposed for coverage been diagnosed or treated for heart attack, stroke or cancer within the last two years; or been advised to have any surgery which has not been performed?
     [ ] Yes   [ ] No

If 5a is answered Yes or if the amount applied for exceeds $1 million, no money may be accepted, and 5b must be answered No.

b. Is premium submitted with the application? [ ] Yes [ ] No
   Amount remitted   $_______________

6. OTHER COVERAGE/REPLACEMENT INFORMATION

a. Do you have or are you applying for other life insurance?              [ ] Yes [ ]No

b. Will proposed policy replace or cause change in any existing policy?   [ ] Yes [ ]No

If either 6a or 6b is answered Yes, list all types of insurance below, and indicate whether the proposed policy will replace or cause change in any existing policy. (For ID & SC residents: Include all annuities.)

Company or Source    Type of Insurance    Amount of Insurance     Will It Be Replaced?    Replacement Date
----------------------------------------------------------------------------------------------------------
                                                                    [ ] Yes [ ] No
__________________________________________________________________________________________________________
                                                                    [ ] Yes [ ] No
__________________________________________________________________________________________________________
                                                                    [ ] Yes [ ] No
__________________________________________________________________________________________________________
                                                                    [ ] Yes [ ] No
__________________________________________________________________________________________________________
                                                                    [ ] Yes [ ] No
__________________________________________________________________________________________________________

7. NONMEDICAL INFORMATION

HAS ANY PERSON PROPOSED FOR COVERAGE:

[ ] Yes [ ] No                a.   ever applied for insurance or policy
                                   reinstatement which was declined, postponed, rated, ridered or modified?

[ ] Yes [ ] No                b.   within the last three years, engaged in or
                                   plan to engage in motorized racing, hang gliding, ballooning, sky-diving, flying as a pilot or crewmember, parachuting, mountain or rock climbing, skin or scuba diving, bungee jumping or other hazardous avocations?(If
                                   Yes, complete Form(s) 6256 and/or 6133.)

[ ] Yes [ ] No                c.   within the last three years, been charged
                                   with, but not acquitted of, the violation of any criminal law or fined more than $50 for any moving (traffic) violation?

[ ] Yes [ ] No                d.   any intention of traveling or residing
                                   outside the United States or Canada?

[ ] Yes [ ] No                e.   been placed on current active status in the
                                   Armed Forces, or except to have active status in the near future? (If Yes, complete Form
                                   6500.)

[ ] Yes [ ] No                f.   filed for bankruptcy within the last seven
                                   years?

[ ] Yes [ ] No                g.   ever smoked cigarettes? If Yes, indicate
                                   person and date last smoked.
                                   ________________________________________

[ ] Yes [ ] No                h.   ever used other forms of tobacco such as
                                   cigars, pipe, chewing tobacco or snuff? If
                                   Yes, indicate person and date last used.
                                   ________________________________________

Details of "Yes" answers. Please identify the question and person.

__________________________________________________________________

__________________________________________________________________

8. LIFE PLANS

a. Plan of Insurance                    b. Amount

___________________________________     $_______________________

c.   Premium Mode [ ] A [ ] S [ ] Q [ ] ABC [ ] SS/List Bill

d.   Dividend (when applicable to plan)
     [ ] Paid-UP Addition          [ ] Reduced Premium           [ ] Cash
     [ ] Maxi-Term                 [ ] Accumulate at Interest    [ ] 1-Year Term

e.   Automatic Premium Loan Provision: Do you elect?     [ ] Yes [ ] No

Complete for UL, VUL & Survivor Life plans only

f.   Planned Periodic Payment

_____________________________

g.   Death Benefit Type

     [ ] A [ ] B

9. LIFE RIDERS/BENEFITS

                                                  Amount      Type/Duration
a.   [ ] Term Rider                               $________   ______________
     Primary Insured

b.   [ ] Term Rider                               $________   ______________
     Spouse or Additional
     Insured

c.   [ ] Childrens Rider                          $________


d.   [ ] Family Plan                              $________
     Spouse & Childrens
     Rider

e.   [ ] API Rider                                $________

f.   [ ] Other Riders and Benefits:

__________________________________________        _________________________

__________________________________________        _________________________

g.   [ ] Waiver of Premium                        $________
         (For UL & VUL only,
         indicate amount per
         month.)

h.   [ ] Accidental Death                         $________
         Benefit

i.   [ ] Guaranteed                               $________
         Insurability Option

j.   [ ] Lifetime Advantage Rider

10. ADDITIONAL INSUREDS - SURVIVOR LIFE, SPOUSE & CHILDREN

Full Name    Relationship   Sex   Age   Birthdate   State of Birth   Height   Weight   Amount Ins. in Force
-----------------------------------------------------------------------------------------------------------
___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

If family term coverage is applied for, and if the spouse or any child is to be excluded, list name and reason in Special Requests.

Special Requests
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
FOR HOME OFFICE USE ONLY                                Home Office Endorsements

MEDICAL INFORMATION

Complete whenever applying on a non-medical basis for anyone proposed for coverage.

11. PROPOSED INSURED

a. Height         Weight

   _______        ______

b. Name and address of your personal physician.

_______________________________________________

c. Date and reason last consulted.

__________________________________

12. ADDITIONAL INSURED

a. Height         Weight

   ______         ______

b. Name and address of your personal physician.

_______________________________________________

c. Date and reason last consulted.

_________________________________

13-18. ADDITIONAL MEDICAL INFORMATION

[ ] Yes [ ] No                13.  Is any one proposed for coverage currently
                                   taking any prescription medication, or under treatment or observation by a medical practitioner?

[ ] Yes [ ] No                14.  Has anyone proposed for coverage had a weight
                                   change of over 10 pounds in the last year?

                              15. Has anyone proposed for coverage ever had any of the following:

[ ] Yes [ ] No                a)   chest pain, high blood pressure, heart
                                   murmur, heart attack, stroke or other
                                   disorder of the heart or circulatory system?

[ ] Yes [ ] No                b)   any disease or disorder of the nervous
                                   system, paralysis, seizure disorder,
                                   dizziness or severe headaches?

[ ] Yes [ ] No                c)   shortness of breath, asthma, bronchitis,
                                   emphysema, or any other respiratory disorder?

[ ] Yes [ ] No                d)   hernia, ulcers, hepatitis, or any disorder of
                                   the stomach, liver, gallbladder, pancreas, intestines or rectum?

[ ] Yes [ ] No                e)   sugar, protein or blood in the urine, stone
                                   or other disorder of the kidney, bladder, prostate, or reproductive organs?

[ ] Yes [ ] No                f)   cancer, tumor, cyst, goiter or diabetes?

[ ] Yes [ ] No                g)   gout, arthritis, or disorder of the muscles
                                   or bones, including the spine, back or
                                   joints?

[ ] Yes [ ] No                h)   allergy or any disorder of the skin eyes,
                                   ears, nose, throat, sinuses, larynx, spleen or lymph glands?

[ ] Yes [ ] No                16.  Has anyone proposed for coverage ever:

                              a) been diagnosed or treated for AIDS (Acquired Immune Deficiency Syndrome) or tested positive for HIV (Human Immunodeficiency Virus)?

[ ] Yes [ ] No                b)   received disability benefits or compensation,
                                   or a disability pension?

[ ] Yes [ ] No                c)   used barbiturates, tranquilizers, narcotics,
                                   cocaine, marijuana, amphetamines, inhalants, anabolic steroids or hallucinogens; except as legally prescribed by a physician (if physician, other than yourself)?

[ ] Yes [ ] No                d)   been treated or advised to seek treatment for
                                   drug abuse or alcoholism?

[ ] Yes [ ] No                e)   had any disease or disorder of the breasts,
                                   disorder of menstruation, miscarriage or complications of pregnancy?

[ ] Yes [ ] No                17.  To the best of your knowledge and belief, are
                                   you now pregnant?

                              18. Has anyone proposed for coverage had, within the last five years, other than as noted above:

[ ] Yes [ ] No                a)   a check-up, consultation, illness, injury,
                                   surgery, or been a patient in a hospital, clinic or sanitarium?

[ ] Yes [ ] No                b)   an EKG, X-ray or other diagnostic test, or
                                   advised to have a diagnostic test,
                                   hospitalization or surgery?

[ ] Yes [ ] No                c)   received marriage counseling or been treated
                                   or received counseling for anxiety,
                                   depression, stress, mental or nervous
                                   disorder, or other emotional disorder?

Details of "Yes" answers. Please identify the question and person.

Include all diagnoses as well as names and addresses of all medical practitioners.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

SIGNATURE REQUIRED FOR ALL APPLICATIONS.

MUTUAL AGREEMENTS

It is mutually agreed that:

a. The statements and answers on this application are true and complete to the best of my knowledge and belief. A copy of this application will be the basis of any policy issued.

b. By signing below, I acknowledge receipt of the Limited Temporary Insurance Agreement given in exchange for my payment shown in Question 5 of this application;

c. Except as provided in my Temporary Insurance Agreement, no policy shall be in force unless and until: (1) it is delivered to me; (2) the full first premium is paid during the lifetime of all persons to be insured under the policy; and (3) the statements and answers in this application remain true and complete, without material change, as of the date of the policy delivery.

d. By accepting an insurance policy issued on this application, I ratify any corrections, additions or change made by Ohio National and noted in the Home Office Endorsements section. In those states where required, there can be no change in amount, unless I agree to the change in writing.

e. No agent is authorized to make or change a contract of insurance for Ohio National, nor extend the due date for a premium payment, nor waive any of Ohio Nationals rights or requirements.

Month                 Day              Year         Signature of Proposed Insured

___________________________________________         ___________________________________________

City                                  State         Signature of Spouse or Additional Insured

___________________________________________         ___________________________________________

I hereby certify that I have truly and              Signature of Applicant, if Applicant other
accurately recorded on this application the         than Proposed Insured (or one authorized to
information supplied by the Applicant and/or        sign for the Applicant)
Proposed Insured.
                                                    ___________________________________________


Signature of Agent

___________________________________________

AUTHORIZATION

AUTHORIZATION to any physician; practitioner; hospital, clinic or other medical or medically related facility; health care provider; insurance company or reinsurance company; insurance support organization; the Veterans
Administration; the Medical Information Bureau, Inc. (MIB); a consumer reporting agency; motor vehicle records facility and/or employer:

In order to enable Ohio National Life to act upon my application for insurance or to decide if I qualify for benefits or coverage, I authorize you to give to Ohio National Life any and all information, records or knowledge which you have about my physical or mental condition. This authorization covers medical history, evaluation, tests, diagnosis, treatment or prognosis, and includes information about drugs, alcoholism or mental illness. You may also give Ohio National Life any financial, employment or personal information requested for insurance purposes.

Ohio National Life may release information to reinsurance companies, to MIB, Inc., or to others who perform business or legal services related to my application or the policy or claim thereunder. Information will not be released to anyone else unless required or permitted by law or unless further authorized by me.

Date

______________________________________________

- This authorization is good, as needed, for 24 months from the date signed or while I have a claim, if longer.

- I agree that a photocopy of this authorization may be used the same as the original.

-    I have received the Notice of Information Practices.

-    I understand that I have the right to receive a copy of this authorization.

If signing for someone, also check here and identify below.

[ ] Parent/Guardian of minor(s)

[ ] Spouse/Representative of the Deceased Insured

[ ] Other(specify)

______________________________________________

Identify married woman maiden name, names of minor children, Insured's name, or others to whom authorization applies.

______________________________________________

Signature of Proposed Insured

______________________________________________


Signature of Spouse or Additional Insured

______________________________________________

Ohio National Life Assurance Corporation/Cincinnati  One Financial Way
                                                     Cincinnati, Ohio 45242
                                                     P.O. Box 237
                                                     Cincinnati, Ohio 45201-0237

                 VARIABLE LIFE INSURANCE APPLICATION SUPPLEMENT

1. INSURED/APPLICANT

a. First Name            Middle Name (no initials, please)             Last Name

________________________________________________________________________________

b. Date of Birth                           c. Social Security Number

________________________________________________________________________________

2. OWNER (IF OTHER THAN INSURED)

a. First Name            Middle Name (no initials, please)             Last Name

________________________________________________________________________________

b. Date of Birth                           c. Social Security Number

________________________________________________________________________________

3. SOURCE OF PREMIUM PAYMENT(S) CHECK ONE OR MORE)

[ ] Current Income                  [ ] Insurance or annuity death benefit

[ ] Cash savings                    [ ] Sale of personal property or real estate

[ ] Securities presently held       [ ] Employer     [ ] Other__________________

[ ] Insurance or annuity cash value [ ] Relative                Provide Source

4. ALLOCATION OF NET PREMIUM

Allocation: Split amount among Subaccounts (Individual allocations must represent a whole percent with the total equalling 100%).

   ________________%__________                  _______________________%________
   ________________%__________                  _______________________%________
   ________________%__________                  _______________________%________
   ________________%__________                  _______________________%________
   ________________%__________                  _______________________%________
   ________________%__________                  _______________________%________

5. MODIFIED ENDOWMENT CONTRACT (MEC) ELECTIONS AS DESCRIBED IN PROSPECTUS

[ ] I elect a Modified Endowment Contract

[ ] Hold my payment for up to 10 business days

For more information, see Form 2575 on MECs

6. TELEPHONE TRANSFERS

Telephone Transfers are authorized as described in the prospectus:

[ ] Yes [ ] No           Owners Initials_____________

7. MUTUAL AGREEMENTS

     a. I have received the current prospectus for the Variable Life Insurance policy;

     b. I have received a policy illustration demonstrating hypothetical results based on anticipated premium payments and death benefits for the Insured's age, sex and underwriting class;

     c. I understand that the death benefit (except supplementary benefits) may increase or decrease depending on the policy's investment return;

     d. I understand that the cash values may increase or decrease depending on the policy's investment return and that there is no guaranteed minimum cash value;

     e. I understand that any illustration of past historical investment returns is not an indication of future investment performance;

     f. I believe that this policy will meet my insurance needs and financial objectives; and

     g. Net premium payments (as described in the prospectus) are to be allocated to the Fixed Account and/or the Subaccounts as indicated in
          4. Allocation of Net Premium. (See page 3 for complete list of Subaccounts.)

Signature of Applicant (Owner if other than Insured)   Signature of Registered Representative

____________________________________________________   ______________________________________

Date

____________________________________________________

                              AVAILABLE SUBACCOUNTS
                           [(Effective as of 5/01/04)]

[OHIO NATIONAL FUND, INC.                                        ADVISER (SUBADVISER)
 Aggressive Growth Portfolio                                      (Janus Capital Management LLC)
 Blue Chip Portfolio                                              (Federated Investment Counseling)
 Bond Portfolio                                                   Ohio National Investments, Inc.
 Bristol Portfolio                                                (Suffolk Capital Management, LLC)
 Bryton Growth Portfolio                                          (Suffolk Capital Management, LLC)
 Capital Appreciation Portfolio                                   (Jennison Associates LLC)
 Capital Growth Portfolio                                         (Eagle Asset Management, Inc.)
 Discovery Portfolio                                              (Founders Asset Management LLC)
 Equity Portfolio                                                 (Legg Mason Funds Management, Inc.)
 High Income Bond Portfolio                                       (Federated Investment Counseling)
 International Portfolio                                          (Federated Global Investment Management Corp.)
 International Small Company Portfolio                            (Federated Global Investment Management Corp.)
 Mid Cap Opportunity Portfolio                                    (RS Investment Management, L.P.)
 Money Market Portfolio                                           Ohio National Investments, Inc.
 Nasdaq 100(R) Index Portfolio                                    Ohio National Investments, Inc.
 Omni Portfolio                                                   (Suffolk Capital Management, LLC)
 Small Cap Growth Portfolio                                       (UBS Global Asset Management (New York) Inc.)
 S&P 500 Index(R) Portfolio                                       Ohio National Investments, Inc.

FIXED ACCOUNT                                                     Ohio National Life Assurance Corporation

CALVERT VARIABLE SERIES, INC.
 Social Equity Portfolio                                          Calvert Asset Management Company, Inc.
                                                                  (Atlanta Capital Management Company, L.L.C.)

DREYFUS VARIABLE INVESTMENT FUND (SERVICES SHARES)
 Appreciation Portfolio                                           The Dreyfus Corporation (Fayez Sarofim & Co.)

GOLDMAN SACHS VARIABLE INSURANCE TRUST
 Goldman Sachs Capital Growth Fund                                Goldman Sachs Asset Management, L.P.
 Goldman Sachs CORE(SM) U.S. Equity Fund                          Goldman Sachs Asset Management, L.P.
 Goldman Sachs Growth and Income Fund                             Goldman Sachs Asset Management, L.P.

JANUS ASPEN SERIES (SERVICE SHARES)
 Balanced Portfolio                                               Janus Capital Management LLC
 Growth Portfolio                                                 Janus Capital Management LLC
 International Growth Portfolio                                   Janus Capital Management LLC
 Worldwide Growth Portfolio                                       Janus Capital Management LLC

J.P. MORGAN SERIES TRUST II
 JPMorgan Mid Cap Value Portfolio                                 Robert Fleming, Inc.
 JPMorgan Small Company Portfolio                                 J.P. Morgan Investment Management, Inc.

LAZARD RETIREMENT SERIES, INC.
 Lazard Retirement Emerging Markets Portfolio                     Lazard Asset Management LLC
 Lazard Retirement Small Cap Portfolio                            Lazard Asset Management LLC

MFS(R) VARIABLE INSURANCE TRUST(SM) (SERVICE CLASS SHARES)
 MFS(R) Investors Growth Stock Series                             Massachusetts Financial Services Company
 MFS(R) Mid Cap Growth Series                                     Massachusetts Financial Services Company
 MFS(R) New Discovery Series                                      Massachusetts Financial Services Company
 MFS(R)Total Return Series                                        Massachusetts Financial Services Company

                              AVAILABLE SUBACCOUNTS
                           [(Effective as of 5/01/04)]

                                                                 ADVISER (SUBADVISER)
PIMCO VARIABLE INSURANCE TRUST (ADMINISTRATIVE CLASS SHARES)
 Global Bond Portfolio                                            PIMCO
 Real Return Portfolio                                            PIMCO
 Total Return Portfolio                                           PIMCO

THE PRUDENTIAL SERIES FUND, INC. (CLASS II SHARES)
 Jennison Portfolio                                               Prudential Investment LLC (Jennison Associates LLC)
 Jennison 20/20 Focus Portfolio                                   Prudential Investment LLC (Jennison Associates LLC)

ROYCE CAPITAL FUND
 Royce Micro-Cap Portfolio                                        Royce and Associates, LLC
 Royce Small-Cap Portfolio                                        Royce and Associates, LLC

UBS SERIES TRUST (CLASS I SHARES)
 Tactical Allocation Portfolio                                    UBS Global Asset Management (US) Inc.

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (CLASS II SHARES)
 Core Plus Fixed Income Portfolio                                 Morgan Stanley Investment Management Inc.
 U.S. Real Estate Portfolio                                       Morgan Stanley Investment Management Inc.

VARIABLE INSURANCE PRODUCTS FUND (FIDELITY)
(SERVICE CLASS 2 SHARES)
 VIP Contrafund(R) Portfolio                                      Fidelity Management & Research Company
 VIP Equity-Income Portfolio                                      Fidelity Management & Research Company
 VIP Growth Portfolio                                             Fidelity Management & Research Company
 VIP Mid Cap Portfolio                                            Fidelity Management & Research Company]